Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE SENIOR SECURED DEBENTURE, INCLUDING THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF APRIL 17, 2007 BY AND AMONG MEDICAL SOLUTIONS MANAGEMENT INC., VICIS CAPITAL MASTER FUND AND APOGEE FINANCIAL INVESTMENTS INC. AND THEIR SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS THEREOF.

FORM OF

MEDICAL SOLUTIONS MANAGEMENT INC.

6% CONVERTIBLE SENIOR SUBORDINATED SECURED DEBENTURE

DUE APRIL 17, 2009

$[ ] No. [ ]	Marlboro, Massachusetts [ Date ]

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this convertible senior secured debenture (this “Debenture”), MEDICAL SOLUTIONS MANAGEMENT INC., a Nevada corporation with its principal place of business at 237 Cedar Hill Street, Marlboro, MA (the “Company”), absolutely and unconditionally promises to pay to the order of [                        ] (the “Payee” or “Holder”), upon due presentation and surrender of this Debenture, on April 17, 2009 (the “Maturity Date”), unless earlier converted pursuant to Section 3.1 hereof, the principal amount of [                    ] Dollars ($[                ]) and accrued interest thereon as hereinafter provided. This Debenture is issued in connection with a certain Securities Purchase and Exchange Agreement, of even date herewith, between the Company and the Holder (the “Purchase Agreement”), all terms of which are incorporated herein by this reference and hereby made a part of this Debenture. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. By its acceptance of this Debenture, the Holder agrees to be bound by the terms of the Purchase Agreement.

ARTICLE I

PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

1.1 Payment of Principal. Payment of the principal of this Debenture (and any interest accrued thereon) shall be made in shall be made in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever. The Company may not at any time, without the prior written consent of the Purchaser, prepay the Debenture, in whole or in part.

1.2 Payment of Interest. Interest shall accrue on the unpaid portion of the principal amount from time to time outstanding at the rate of six percent (6%) per annum (the “Stated Interest Rate”), computed on the basis of a 360-day year of twelve 30-day months, and become payable to the Payee on the Maturity Date. Interest shall be paid as in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever; provided that, in connection with any conversion of this Debenture pursuant to Section 3.1 hereof, the Company may, in its sole discretion, elect to pay any interest due hereunder in shares of Common Stock in an amount equal to the total amount of interest to be paid divided by the Conversion Price.

1.3 Payment on Non-Business Days. If the outstanding principal and accrued but unpaid interest under this Debenture becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of six (6%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

1.4 Late Fee. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more after the due date thereof, a one-time late charge equivalent to six percent (6%) of each unpaid amount shall be charged.

1.5 Adjustment of Stated Interest Rate. After an Event of Default and acceleration of the Maturity Date by the Holder the Stated Interest Rate shall be adjusted to a rate of ten percent (10%) per annum, subject to the limitations of applicable law.

ARTICLE II

SECURITY

The obligations of the Company under this Debenture are secured pursuant to security interests on assets, tangible and intangible, of the Company granted by the Company to the Holder pursuant to a security agreement of even date herewith and a stock pledge agreement referred to in the Purchase Agreement. In addition, OrthoSupply Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, has executed in favor of the Holder a certain guaranty agreement, dated of even date herewith, guaranteeing the full and unconditional payment when due of the amounts payable by the Company to the Holder pursuant to the terms of this Debenture. The obligations of OrthoSupply Management, Inc. under its guaranty agreement are secured pursuant to security interests on and collateral assignments of, assets, tangible and intangible, of OrthoSupply Management, Inc. granted by OrthoSupply Management, Inc. to the Holder pursuant to a security agreement of even date herewith referred to in the Purchase Agreement.

ARTICLE III

CONVERSION

3.1 Conversion at Option of Holder. At any time and from time to time on and after the date hereof (the “Initial Conversion Date”) until the Maturity Date, the outstanding principal balance and accrued but unpaid interest under this Debenture is convertible in whole or in part at the Holder’s option into shares of Common Stock (“Conversion Shares”) upon surrender of this Debenture, at the office of the Company, accompanied by a written Conversion Notice in the form attached hereto as Annex II duly executed by the registered Holder or its duly authorized attorney. “Common Stock” means common stock of the Company as it exists on the date this Debenture is originally signed. This Debenture is convertible on or after the Initial Conversion Date into shares of Common Stock at a price per share of Common Stock equal to $.30 per share (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date hereof) (the “Conversion Price”). No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Debenture for conversion. The Conversion Price is subject to adjustment as provided in Section 3.5 and Section 3.6 hereof. As soon as practicable following conversion and upon the Holder’s compliance with the conversion procedure described in Section 3.3 hereof, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, in the event the Debenture is converted in part, a new Debenture in the principal amount equal to the remaining principal balance of this Debenture after giving effect to such partial conversion.

3.2 Registration of Transfer. The Company shall maintain books for the transfer and registration of this Debenture. Upon the transfer or assignment of this Debenture by the Holder pursuant to the terms hereof and its delivery of a properly completed and executed Assignment attached hereto as Annex I, the Company shall issue and register this Debenture in the names of the new holders. The new Debentures shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company.

3.3 Conversion Procedure. The Company shall convert, from time to time, any outstanding portion of this Debentures upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and accompanied by a properly completed and executed Conversion Notice attached hereto as Annex II. Subject to the terms of this Debenture, upon surrender of this Debenture the Company shall issue and deliver a certificate or certificates in such name or names as the Holder may designate for the number of full shares of Common Stock due to such Holder upon the conversion of this Debenture. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Debenture; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days.

3.4 Issuance of Common Stock. As of the date hereof, the Company has duly authorized and reserved for issuance all shares of Common Stock to permit the full conversion of this Debenture. The Conversion Shares which may be issued upon the conversion of this Debentures shall be fully paid and non-assessable and free of preemptive rights. The Company will endeavor to comply with all securities laws regulating the offer and delivery of the Conversion Shares upon conversion of this Debenture.

3.5 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the earlier to occur of (i) exercise of conversion rights hereunder and (ii) the Maturity Date: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) change or divide or otherwise reclassify the Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (iv) make any distribution of its assets to holders of the Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of conversion rights under this Debenture, the Holder of the Conversion Shares shall receive, in addition to or in substitution for the Conversion Shares to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events.

3.6 Most Favored Nations Exchange. Except for any Qualified Issuance, (as hereinafter defined), if at any time until one year after the Effective Date of the Registration Statement, the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding at any time prior to the Closing Date) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price then in effect, then, for each such occasion, as to this Debenture (if remaining outstanding), without the consent of the Holder, the Conversion Price shall be adjusted to equal such other lower price per share, and, as to shares of Common Stock, if any, that were previously issued upon the partial conversion of this Debenture and are then still owned by the Purchaser, the Company shall issue additional shares of Common Stock to the Holder so that the average per share purchase price of the shares of Common Stock issued to the Holder upon the conversion of this Debenture is equal to such other lower price per share. For purposes of this Section 3.6 “Qualified Issuance” shall mean (x) the grant, issuance or exercise of any convertible securities pursuant to a qualified or non-qualified stock option plan of the Company or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Board and approved by the Company’s shareholders, as may be amended from time to time, (y) the grant, issuance or exercise of any convertible securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Board, or (z) the issuance of any shares of Common Stock pursuant to the grant or exercise of convertible securities outstanding as of the date hereof (exclusive of any subsequent amendments thereto).

3.7 Notice to Holder. If, at any time while this Debenture is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Debenture at its address below, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

ARTICLE IV

MISCELLANEOUS

4.1 Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Purchase Agreement or in the other documents or instruments executed in connection therewith, all amounts then remaining unpaid on this Debenture may be declared to be immediately due and payable as provided in the Purchase Agreement.

4.2 Collection Costs. Should all or any part of the indebtedness represented by this Debenture be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Debenture be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Debenture, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.

4.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of the Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

4.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Debenture, the Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

4.5 Amendments in Writing. No modification or waiver of any provision of this Debenture, the Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Payee, and any such modification or waiver shall apply only in the specific instance for which given.

4.6 Governing Law. This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of New York, County of New York shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

4.7 No Counterclaims. The Company waives the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder and waives the right in any litigation with the Payee (whether or not arising out of or relating to this Debenture) to trial by jury.

4.8 Successors. The term “Payee” and “Holder” as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

4.9 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a)	if to the Company:

Medical Solutions Management Inc.

237 Cedar Hill Street

Marlboro MA 01752

Attn: Chief Executive Officer

(b)	if to the Holder:

[                    ]

(or at such other address as the Holder may have furnished in writing to the Company)

4.10 Certain Waivers. The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Debenture or any collateral or security therefor.

4.11 Mutilated, Lost, Stolen or Destroyed Debentures. In case this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

4.12 Transfer and Assignment. The Holder may transfer or assign this Debenture without the consent of the Company; provided that, it may not so transfer or assign this Debenture or any rights hereunder to any competitor of the Company. The Company may not transfer or assign this Debenture or its obligations hereunder without the consent of the Holder.

4.13 Ownership Cap and Certain Exercise Restrictions. Notwithstanding the Holder’s ownership of shares of the Common Stock, at no time may the Holder convert this Debenture if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that the Holder would like to waive this Section 4.13 with regard to any or all shares of Common Stock issuable upon conversion of this Debenture, this Section 4.13 will be of no force or effect with regard to all or a portion of this Debenture referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

[signature page follows]

IN WITNESS WHEREOF, Medical Solutions Management Inc. has caused this Debenture to be signed by its Chief Executive Officer and to be dated the day and year first above written.

ATTEST [SEAL] ____________________________________________	MEDICAL SOLUTIONS MANAGEMENT INC. ____________________________________________ Brian Lesperance Chief Executive Officer

ANNEX I

ASSIGNMENT

For value received, the undersigned hereby assigns subject to the provisions of Section 12.4 of that certain Securities Purchase Agreement, dated as of April 17, 2007, of Medical Solutions Management Inc., a Nevada corporation (the “Company”), as may be amended or modified from time to time, to ________ $_________________ principal amount of and $_________________ in accrued but unpaid interest under the 6% Convertible Senior Subordinated Secured Debenture due April 17, 2009 evidenced hereby and hereby irrevocably appoints _______________ attorney to transfer the Debenture (or such portion thereof) on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:

ANNEX II

CONVERSION NOTICE

TO: MEDICAL SOLUTIONS MANAGEMENT INC.

The undersigned holder of this Debenture hereby irrevocably exercises the option to convert $________ principal amount of and $_________________ in accrued but unpaid interest under such Debenture (which may be less than the stated principal amount thereof) into shares of Common Stock of Medical Solutions Management Inc., in accordance with the terms of such Debenture, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Debenture, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Debenture, the undersigned will pay all transfer taxes payable with respect thereto.

____________________________________

Name and address of Holder

____________________________________

Signature of Holder

Principal amount of Debenture

to be converted $

If shares are to be issued otherwise then to the holder:

______________________________________

Name of Transferee

Address of Transferee

____________________________________

____________________________________

____________________________________

Social Security or Tax ID Number of Transferee

____________________________________